EXHIBIT 99.1

FOR ADDITIONAL INFORMATION:

Investor Relations Contact:	Media/Editorial Contact:

Applied Micro Circuits Corporation	The Ardell Group
Debra Hart	Angela Edgerton
Phone: (858) 535-4217	Phone: (858) 792-2941
E-Mail: dhart@amcc.com	E-Mail: angela@ardellgroup.com

Thursday, April 24, 2003

Company Press Release

APPLIED MICRO CIRCUITS CORPORATION ANNOUNCES

FOURTH QUARTER FISCAL 2003 FINANCIAL RESULTS

SAN DIEGO—April 24, 2003—Applied Micro Circuits Corporation [NASDAQ: AMCC] today reported its financial results for the fourth quarter of fiscal 2003.

Net revenues for the fourth quarter of fiscal 2003 were $20.1 million, compared to $30.1 million for the fourth quarter of fiscal 2002 and $21.1 million for the third quarter of fiscal 2003.

The net loss for the fourth quarter of fiscal 2003 on a generally accepted accounting principles (GAAP) basis, was $229.1 million or $0.76 per share, compared with a net loss of $90.3 million or $0.30 per share for the fourth quarter of fiscal 2002, and a net loss of $39.1 million or $0.13 per share in the third quarter of fiscal 2003. The pro forma net loss for the fourth quarter of fiscal 2003 was $15.0 million or $0.05 per share, compared to the pro forma net loss of $17.5 million or $0.06 per share in the fourth quarter of fiscal 2002, and the pro forma net loss of $15.1 million or $0.05 per share in the third quarter of fiscal 2003.

Net revenues for the year ended March 31, 2003 were $101.6 million, down 34% from the $152.8 million reported for the year ended March 31, 2002.

The GAAP net loss for the year ended March 31, 2003 was $745.5 million or $2.47 per share, compared to the net loss of $3.6 billion or $12.08 per share for the year ended March 31, 2002. The pro forma net loss for the year ended March 31, 2003 was $56.6 million or $0.19 per share, compared with the pro forma net loss of $57.0 million or $0.19 per share for the year ended March 31, 2002.

–more–

In the fourth quarter of fiscal 2003, the Company performed the required annual impairment review of its goodwill. As a result, the Company recorded a non-cash goodwill impairment charge of $186.4 million. In addition, the Company recorded a $1.6 million charge for impairment of its strategic equity investments and a $1.8 million charge for restructuring costs associated with the recently announced organizational realignment and additional costs associated with the closure of the Company’s wafer fabrication facility which was announced in the first quarter of fiscal 2003.

The Company expects to record additional restructuring charges in the first quarter of fiscal 2004 of approximately $20 to $25 million for employee severance costs and the consolidation and disposal of certain facilities related to the realignment plan.

Commenting on the results, Dave Rickey, Chairman of the Board, President and Chief Executive Officer said, “Although our results for the fourth quarter are in line with our most recent forecast, they mark the end of what has been a very disappointing year for the Company and our industry. Given the prolonged downturn in our end markets and the uncertainty as to when these markets will recover, it became evident that more drastic cost reductions were required in order to return to profitability.” Rickey continued, “The realignment and workforce reduction announced earlier this month provide us with a cost structure that will enable the Company to return to profitability more quickly as well as the flexibility to pursue other markets more aggressively.”

AMCC reports its financial results in accordance with GAAP and additionally on a non-GAAP basis referred to as pro forma. These pro forma measures are not in accordance with, nor are they a substitute for, GAAP measures and may not be consistent with the presentation used by other companies. AMCC uses the pro forma financial measures to evaluate and manage the Company’s operations. AMCC is providing this information to investors to allow for the performance of additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow the Company.

The pro forma results exclude the following items which are required by GAAP: the cumulative effect of accounting changes, goodwill and other purchased intangible asset impairment charges, restructuring costs, on-going amortization of purchased intangibles, stock compensation charges related to acquired companies, the special excess inventory charge in the first quarter of fiscal 2002, payroll tax effects of certain stock option exercises, net gains and losses related to strategic equity investments and real estate transactions, and income taxes are adjusted to an estimated pro forma effective tax rate. See the attached reconciliation of GAAP to pro forma net loss, which quantifies the amounts excluded from pro forma basis results.

For More Information

Management will be holding a conference call today, April 24, 2003, at 2:00 pm PDT to discuss additional details regarding the Company’s performance for the fourth quarter of fiscal 2003 and to provide guidance for the first quarter of fiscal 2004. You may access the conference call via one of the following:

Teleconference:	(719) 457-2601
Conference ID:	528194
Web Broadcast:	http://www.amcc.com
Replay:	(719) 457-0820 (available for 7 days following the call)

AMCC Overview

AMCC designs, develops, manufactures, and markets high-performance, high-bandwidth silicon solutions empowering intelligent wide area networks. AMCC utilizes a combination of digital, mixed- signal and high-frequency analog design expertise coupled with system-level knowledge and multiple silicon process technologies to offer integrated circuit products that enable the transport of voice and data over fiber optic networks. The Company’s system solution portfolio includes switch fabric, traffic management, network processor, framer/mapper, PHY and PMD devices that address the high-performance needs of the evolving intelligent optical network. AMCC’s corporate headquarters is located in San Diego, California. Sales and engineering offices are located throughout the world. For further information regarding AMCC, please visit our Web site at http://www.amcc.com or call our shareholder information line at (888) 982-AMCC (2622).

This news release contains forward-looking statements, including statements regarding the Company’s financial performance, that are subject to certain risks and uncertainties, including, but not limited to, customer demand for the Company’s products, concentration of revenues with major customers, the businesses of the Company’s major customers, reductions, rescheduling or cancellation of orders by the Company’s customers, successful and timely development of products, market acceptance of new products, manufacturing capacity and execution, the impact of the Company’s operating expense reduction program, and general economic conditions. More information about potential factors that could affect the Company’s business and financial results is included in the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended March 31, 2002, and the Company’s other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-looking statements. The Company undertakes no duty to update this information.

-Financial Tables Follow-

APPLIED MICRO CIRCUITS CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

($ in thousands)

	March 31, 2003	March 31, 2002
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$1,036,140	$1,058,709
Accounts receivable, net	5,634	14,191
Inventories	7,178	16,608
Other current assets	24,592	27,653

Total current assets	1,073,544	1,117,161

Property and equipment, net	62,035	106,412
Other assets	759	487
Purchased intangibles	88,219	590,610
Strategic equity investments	—	14,523

Total assets	$1,224,557	$1,829,193

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,689	$18,378
Other current liabilities	38,415	37,281
Current portion of long-term debt & capital leases	1,265	1,138

Total current liabilities	52,369	56,797

Long-term debt & capital leases, less current portion	—	1,145
Stockholders’ equity	1,172,188	1,771,251

Total liabilities and stockholders’ equity	$1,224,557	$1,829,193

APPLIED MICRO CIRCUITS CORPORATION

GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended			Year Ended
	Mar 31, 2003	Dec 31, 2002	Mar 31, 2002	Mar 31, 2003	Mar 31, 2002
	(unaudited)
Net revenues	$20,103	$21,114	$30,112	$101,591	$152,840
Cost of revenues	13,431	14,327	34,511	61,900	150,924

Gross profit (loss)	6,672	6,787	(4,399)	39,691	1,916
Operating expenses:
Research and development	30,940	32,040	37,528	131,918	154,625
Selling, general and administrative	13,806	14,467	17,586	59,588	75,656
Stock-based compensation related to acquired companies:
Research and development	8,274	10,467	16,651	70,831	71,757
Selling, general and administrative	3,490	4,286	14,833	58,510	66,425
Amortization of goodwill and purchased intangibles	—	—	23,337	—	239,563
Impairment of goodwill and other intangible assets	186,389	—	—	390,673	3,101,817
Restructuring costs	1,750	—	200	7,250	11,577

Total operating expenses	244,649	61,260	110,135	718,770	3,721,420

Operating loss	(237,977)	(54,473)	(114,534)	(679,079)	(3,719,504)
Interest and other income, net	8,835	15,414	9,396	35,767	32,885

Loss before income taxes	(229,142)	(39,059)	(105,138)	(643,312)	(3,686,619)
Income tax benefit	—	—	(14,872)	—	(80,929)

Loss before cumulative effect of accounting change	(229,142)	(39,059)	(90,266)	(643,312)	(3,605,690)
Cumulative effect of accounting change	—	—	—	102,229	—

Net loss	$(229,142)	$(39,059)	$(90,266)	$(745,541)	$(3,605,690)

Basic and diluted loss per share:
Loss per share before cumulative effect of accounting change	$(0.76)	$(0.13)	$(0.30)	$(2.14)	$(12.08)

Loss per share	$(0.76)	$(0.13)	$(0.30)	$(2.47)	$(12.08)

Weighted average shares	302,875	301,622	298,865	301,252	298,502

APPLIED MICRO CIRCUITS CORPORATION

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three Months Ended			Year Ended
	Mar 31, 2003	Dec 31, 2002	Mar 31, 2002	Mar 31, 2003	Mar 31, 2002
Net revenues	$20,103	$21,114	$30,112	$101,591	$152,840
Cost of revenues	11,579	12,355	14,738	53,077	67,831

Gross profit	8,524	8,759	15,374	48,514	85,009
Operating expenses:
Research and development	30,940	32,040	37,498	131,914	154,548
Selling, general and administrative	13,806	14,467	17,487	59,588	75,352

Total operating expenses	44,746	46,507	54,985	191,502	229,900

Operating loss	(36,222)	(37,748)	(39,611)	(142,988)	(144,891)
Interest and other income, net	10,435	11,751	9,396	45,354	46,660

Loss before income taxes	(25,787)	(25,997)	(30,215)	(97,634)	(98,231)
Income tax benefit	(10,831)	(10,918)	(12,690)	(41,006)	(41,257)

Net loss	$(14,956)	$(15,079)	$(17,525)	$(56,628)	$(56,974)

Diluted loss per share:
Loss per share	$(0.05)	$(0.05)	$(0.06)	$(0.19)	$(0.19)

Weighted average shares	302,875	301,622	298,865	301,252	298,502

The above pro forma statements are based on the Company’s consolidated statements of operations for the periods presented. This pro forma information is not prepared in accordance with GAAP and may not be consistent with the presentation used by other companies. The pro forma operating results are used by the Company’s management to evaluate the operating performance of the Company and are also consistent with the financial models and estimates published by analysts who follow the Company.

APPLIED MICRO CIRCUITS CORPORATION

RECONCILIATION OF GAAP TO PRO FORMA NET LOSS

(unaudited)

(in thousands)

	Three Months Ended			Year Ended
	Mar 31, 2003	Dec 31, 2002	Mar 31, 2002	Mar 31, 2003	Mar 31, 2002
GAAP net loss	$(229,142)	$(39,059)	$(90,266)	$(745,541)	$(3,605,690)
Adjustments:
Stock-based compensation related to acquired companies	12,044	15,153	36,673	131,877	147,051
Amortization of goodwill and other intangibles	1,572	1,572	37,921	6,287	297,902
Impairments of goodwill and other intangibles	186,389	—	—	390,673	3,101,817
Cumulative effect of accounting change	—	—	—	102,229	—
Restructuring costs	1,750	—	200	7,250	11,577
Strategic investment gains (losses)	1,600	—	—	13,250	13,775
Real estate transaction gain	—	(3,663)	—	(3,663)	—
Special excess inventory charge	—	—	—	—	15,859
Payroll taxes on stock option exercises	—	—	129	4	407
Income tax adjustments	10,831	10,918	(2,182)	41,006	(39,672)

Total GAAP to pro forma adjustments	214,186	23,980	72,741	688,913	3,548,716

Pro forma net loss	$(14,956)	$(15,079)	$(17,525)	$(56,628)	$(56,974)

APPLIED MICRO CIRCUITS CORPORATION

SCHEDULE OF SELECTED PRO FORMA ADJUSTMENTS

(unaudited)

(in thousands)

The following schedule reconciles selected line items from the GAAP basis statements of operations to the pro forma statements of operations.

	Three Months Ended			Year Ended
	Mar 31, 2003	Dec 31, 2002	Mar 31, 2002	Mar 31, 2003	Mar 31, 2002
GROSS PROFIT (LOSS):
GAAP gross profit (loss)	$6,672	$6,787	$(4,399)	$39,691	$1,916
Amortization of purchased intangibles	1,572	1,572	14,584	6,287	58,339
Excess inventory charge	—	—	—	—	15,859
Stock-based compensation related to acquired companies	280	400	5,189	2,536	8,869
Payroll taxes on stock options	—	—	—	—	26

Pro forma gross profit	$8,524	$8,759	$15,374	$48,514	$85,009

OPERATING EXPENSES:
GAAP operating expenses	$244,649	$61,260	$110,135	$718,770	$3,721,420
Amortization of goodwill and purchased intangibles	—	—	23,337	—	239,563
Impairment of goodwill and other intangible assets	186,389	—	—	390,673	3,101,817
Stock-based compensation related to acquired companies	11,764	14,753	31,484	129,341	138,182
Restructuring costs	1,750	—	200	7,250	11,577
Payroll taxes on stock options	—	—	129	4	381

Pro forma operating expenses	$44,746	$46,507	$54,985	$191,502	$229,900

OTHER INCOME (EXPENSE), NET:
GAAP other income (expense), net	$8,835	$15,414	$9,396	$35,767	$32,885
Realized gains on strategic equity investments	—	—	—	—	(1,225)
Valuation allowance for strategic equity investments	1,600	—	—	13,250	15,000
Real estate transaction gain	—	(3,663)	—	(3,663)	—

Pro forma other income (expense), net	$10,435	$11,751	$9,396	$45,354	$46,660